UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

CEB Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 29, 2016, in connection with the completion of the acquisition described in Item 2.01 of this Current Report on Form 8-K, CEB Inc., a Delaware corporation (the “Company”), together with certain of its subsidiaries acting as guarantors, entered into Amendment No. 5 (“Amendment No. 5”) to the Company’s senior secured credit agreement, dated as of July 2, 2012, as amended on July 18, 2012, as further amended and restated on August 1, 2012, as further amended on June 9, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, the lenders party thereto from time to time, and Barclays Bank, PLC, as Syndication Agent .

Amendment No. 5 increases the size of the Company’s existing term A-2 facility (“Term A-2 Facility”) by $150 million (such increase, the “Additional Term A Loans”) and its revolving credit facility by $100 million (“Revolving Credit Facility” and, together with the Term A-2 Facility, the “Senior Secured Credit Facilities”).

As discussed in Item 2.03 of this Current Report on Form 8-K, the Company used the proceeds of the $150 million in Additional Term A Loans and additional amounts drawn under the Revolving Credit Facility to fund the completion of the acquisition described in Item 2.01 of this Current Report on Form 8-K.

Amendment No. 5 also refinanced all term loans outstanding under the Senior Secured Credit Facilities (the “Term A-2 Term Loans”) and Additional Term A-2 Loans into a single tranche (the existing Term A-2 Term Loans plus the Additional Term A Loans, together as refinanced on the Closing Date, the “Term A-3 Loans”) and extended the maturity date of the Senior Secured Credit Facilities from June 9, 2020 to June 9, 2021. The description of the Senior Secured Credit Facilities included in Item 2.03 of this Current Report on Form 8-K gives effect to this Amendment No. 5.

The foregoing description of Amendment No. 5 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 5, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported, on April 4, 2016, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”), by and among the Company, CXO Acquisition Co. and Sports Leadership Acquisition Co. (together, the “Acquired Entities”) and CXO Acquisition Holdings, LLC (the “Seller”), pursuant to which the Company would acquire all of the outstanding capital stock of the Acquired Entities from the Seller (the “Acquisition”) for total cash consideration of $275 million, subject to a customary working capital and other price adjustments as provided in the Stock Purchase Agreement (the “Purchase Price”). In connection with the closing of the Acquisition, on April 29, 2016 (the “Closing Date”), the parties to the Stock Purchase Agreement entered into Amendment No. 1 to the Stock Purchase Agreement (“Amendment No. 1”) to make certain non-material amendments to the Stock Purchase Agreement (as amended by Amendment No. 1, the “Amended Stock Purchase Agreement”). A copy of Amendment No. 1 is attached as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On the Closing Date, the Company completed the Acquisition in accordance with the terms and conditions of the Amended Stock Purchase Agreement. A portion of the Purchase Price was used to repay the Acquired Entities’ outstanding indebtedness, and the balance (after reduction to fund certain unpaid transaction expenses of the Seller and its owners and an amount that was deposited into escrow to secure the indemnification obligations of the Seller under the Amended Stock Purchase Agreement) was paid to the Seller in exchange for the outstanding capital stock Seller owned in the Acquired Entities. Upon completion of the Acquisition, the Acquired Entities and their subsidiaries became wholly-owned direct and indirect subsidiaries of the Company.

The Company used borrowings under the Senior Secured Credit Facilities, as discussed in Item 2.03 of this Current Report on Form 8-K, to fund the amounts required to complete the Acquisition.

For additional information on the Stock Purchase Agreement and the transactions contemplated thereby, please see the Current Report on Form 8-K filed by the Company on April 4, 2016 and the copy of the Stock Purchase Agreement filed as Exhibit 2.1 thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, in connection with the closing of the Acquisition, all $150 million of Additional Term A Loans was drawn and additional amounts were drawn under the Revolving Credit Facility, and these borrowings were used by the Company to fund the completion of the Acquisition, including payment of the Purchase Price pursuant to the Amended Stock Purchase Agreement.

Borrowings under the Senior Secured Credit Facilities bear interest at rates based on the ratio of the Company’s and its subsidiaries’ consolidated indebtedness to the Company’s and its subsidiaries’ consolidated EBITDA (as defined in the Credit Agreement) for applicable periods specified in the Senior Secured Credit Facilities. The interest rate per annum applicable to the loans under the Senior Secured Credit Facilities will be based on a fluctuating rate of interest equal to the sum of an applicable margin and, at the Company’s election from time to time, of either (1) a base rate determined by reference to the highest of (a) the rate as publicly announced from time to time by Bank of America as its “prime rate”, (b) the federal funds effective rate plus 0.50% and (c) the one-month LIBOR plus 1.00%, or (2) a Eurocurrency rate determined by reference to LIBOR with a term, as selected by the Company, of one, two, three or six months (or twelve months if consented to by all the lenders under the applicable loan). As of the Closing Date, the Term A-3 Loans have an applicable rate equal to 0.75%, in the case of base rate loans, and 1.75%, in the case of LIBOR loans and (ii) the Revolving Credit Facility has an applicable rate equal to 0.75%, in the case of base rate loans, and 1.75%, in the case of LIBOR loans. Borrowings under the Senior Secured Credit Facilities will be subject to a “zero percent” floor in the case of LIBOR loans.

As of the Closing Date, the Senior Secured Credit Facilities are secured by certain collateral, subject to certain exceptions and thresholds, including (a) a perfected first priority security interests in substantially all tangible and intangible personal property and fee-owned real property of the Company and each of the Company’s wholly-owned material domestic subsidiaries, including the newly acquired Acquired Entities and their subsidiaries and (b) a perfected first priority pledge of (i) the equity interests of each direct domestic restricted subsidiary of the Company and each of the Company’s wholly-owned material subsidiaries, including the newly acquired Acquired Entities and their subsidiaries and (ii) 65% of the stock of each material first-tier foreign restricted subsidiary of the Company. On April 29, 2016, the Company and the Acquired Entities and their subsidiaries entered into the applicable security documents, and certain collateral was pledged thereunder.

Item 8.01.	Other Events.

On May 2, 2016, the Company issued a press release announcing completion of the transactions contemplated by the Amended Stock Purchase Agreement and the Senior Secured Credit Facility as described above under Items 2.01 and 2.03. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

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This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Acquisition. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, all statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and assumption and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the expectations reflected in the forward-looking statements, including (among others) the following: the businesses of the Company and the Acquired Entities may not be combined successfully, or the combination may take longer or cost more to accomplish than expected; we may not achieve anticipated operating and cost synergies through combining the businesses of the Company and the Acquired Entities, or those synergies may be realized less quickly than we anticipate; the Acquired Entities may not achieve the results projected in their current 2016 full year forecast; potential operating costs, customer loss and business disruption (including employee loss or turnover) following the Acquisition may be greater than expected and could negatively affect the financial results and performance of the Acquired Entities; the Acquired Entities may not perform at the level we are expecting, and as a result the anticipated positive impact of the Acquisition on the operations and future financial results of the Company may not be achieved or may be lower than expected; our leverage, which was increased in connection with the Acquisition, could materially and adversely affect our financial condition or operating flexibility and prevent us from fulfilling our obligations under the Senior Secured Credit Facilities; and other other risks and uncertainties regarding our business and indebtedness included in our periodic and other reports filed with the U.S. Securities and Exchange Commission, including our reports filed on Forms 10-K, 10-Q and 8-K. Given these risks and uncertainties, you should not place undue reliance on any of these forward-looking statements. These forward-looking statements represent expectations and assumptions only as of the date of this Current Report on Form 8-K, and we assume no obligation to update them to reflect new or future information, events or circumstances. The forward-looking statements in this Current Report on Form 8-K are made as of April 29, 2016.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to provide the financial statements for the periods specified in Rule 3-05(b) of Regulation S-X under cover of a Current Report on Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company intends to provide the pro forma financial information required by Article 11 of Regulation S-X under cover of a Current Report on Form 8-K/A within the time allowed for such filings by Item 9.01(b)(2) of this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment No. 5 to Credit Agreement, dated as of April 29, 2016, by and among CEB Inc., Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and each of the lenders party thereto.

2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of April 29, 2016, by and among CEB, Inc., CXO Acquisition Co. and Sports Leadership Acquisition Co. and CXO Acquisition Holdings, LLC.

99.1	CEB Inc.’s Press release, dated as of May 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEB INC. (Registrant)

Date: May 2, 2016	By:	/s/ Richard S. Lindahl
Richard S. Lindahl Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 5 to Credit Agreement, dated as of April 29, 2016, by and among CEB Inc., Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and each of the lenders party thereto.

2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of April 29, 2016, by and among CEB, Inc., CXO Acquisition Co. and Sports Leadership Acquisition Co. and CXO Acquisition Holdings, LLC.

99.1	CEB Inc.’s Press release, dated as of May 2, 2016.